Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3
Name of Fund:	Goldman Sachs Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch,
Pierce, Fenner & Smith, Inc.
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Barclays Capital Inc.; BBVA Securities Inc.;
 BNP Paribas Securities Corp.; Citigroup Global Markets Inc.;
Credit Agricole Securities (USA) Inc.; HSBC Securities (USA) Inc.;
 J.P. Morgan Securities LLC; Macquarie Capital (USA) Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mizuho Securities USA Inc.;
Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; RBS Securities Inc.;
 Santander Investment Securities Inc.; Scotia Capital (USA) Inc.;
SMBC Nikko Securities Inc.; SunTrust Robinson Humphrey, Inc.;
 TD Securities USA LLC
Name of Issuer:	AMERICAN TOWER CORP
Title of Security:	AMERICAN TOWER CORPORATION
Date of First Offering:	02/26/2015
Dollar Amount Purchased:	4,482,661
Number of Shares or Par Value of Bonds Purchased:	46,213
Price Per Unit:	97.00
Resolution Approved:  	Approved at the June 11, 2015 Board Meeting.

Name of Fund:	Goldman Sachs Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Barclays Capital Inc.;
Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.;
J.P. Morgan Securities LLC; Morgan Stanley & Co. LLC;
PNC Capital Markets LLC; Regions Bank; UBS Securities LLC
Name of Issuer:	CyrusOne Inc
Title of Security:	CYRUSONE INC
Date of First Offering:	04/01/2015
Dollar Amount Purchased:	4,847,687
Number of Shares or Par Value of Bonds Purchased:
	155,774
Price Per Unit:	31.12
Resolution Approved:  	Approved at the
August 13, 2015 Board Meeting.
Name of Fund:	Goldman Sachs Long Short Fund
Name of Underwriter or Dealer Purchased From:
JPMorgan Chase Bank, National Association
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Barclays Capital Inc.; Citigroup Global Markets Inc.;
 Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC;
Mitsubishi UFJ Securities (USA), Inc.; Morgan Stanley & Co. LLC;
RBC Capital Markets, LLC; SunTrust Robinson Humphrey, Inc.;
TD Securities USA LLC
Name of Issuer:	Endo International PLC
Title of Security:	ENDO INTERNATIONAL PLC
Date of First Offering:	06/05/2015
Dollar Amount Purchased:	81,169
Number of Shares or Par Value of Bonds Purchased:
975 Price Per Unit:	83.25
Resolution Approved:  	Approved at the
August 13, 2015 Board Meeting.
Name of Fund:	Goldman Sachs International Real Estate Securities Fund
Name of Underwriter or Dealer Purchased From:	Kempen & Co N.V.
Names of Underwriting Syndicate Members:
Goldman, Sachs & Co.; Kempen & Co N.V.
Name of Issuer:	Wereldhave NV
Title of Security:	WERELDHAVE N.V.
Date of First Offering:	06/25/2015
Dollar Amount Purchased:	288,476
Number of Shares or Par Value of Bonds Purchased:
5,260 Price Per Unit:	49.00
Resolution Approved:  	Approved at the
August 13, 2015 Board Meeting.
Resolution adopted at the Meeting of the Board of Trustees on June 11, 2015. RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended March 31, 2015 by the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust (the Trusts) on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the
 Investment Company Act of 1940, as amended (the 1940 Act).
Resolution adopted at the Meeting of the Board of Trustees on August 13, 2015.
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, except as described at the meeting, all purchases made during the calendar quarter ended June 30, 2015 by the Trusts on behalf of their Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the1940 Act.